Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information, which we refer to below as the pro forma financial statements, has been prepared to give effect to the merger of Hampton Roads Bankshares, Inc. (“HRB”) and Gateway Financial Holdings, Inc. (“GWFH”). The pro forma financial statements were prepared using the historical consolidated financial statements of HRB and GWFH. Historical information for HRB represents the pro forma results of the merger between HRB and Shore Financial Corporation which was completed on June 1, 2008.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of HRB and GWFH, giving effect to the merger as if it had been consummated on September 30, 2008 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2008 and for the year ended December 31, 2007, giving effect to the merger as if it had occurred on January 1, 2008 and January 1, 2007, respectively. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger.

The pro forma financial statements should be read in conjunction with HRB’s and GWFH’s audited and unaudited historical consolidated financial statements and accompanying footnotes in HRB’s and GWFH’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2008 and Annual Reports on Form 10-K for the year ended December 31, 2007. The pro forma financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated.

The pro forma financial statements were prepared using the purchase method of accounting, with HRB treated as the acquiring entity. Accordingly, consideration paid by HRB to complete the merger with GWFH will be allocated to GWFH’s assets and liabilities based upon their estimated fair values as of the date of completion of the merger. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. As such, the fair values of GWFH’s assets and liabilities will be based on the estimated net tangible and intangible assets of GWFH that exist as of the date of completion of the merger. Accordingly, the pro forma purchase price adjustments are preliminary and have been made solely for purposes of developing the pro forma financial statements for illustrative purposes necessary to comply with the requirements of the Securities and Exchange Commission. Once the final valuations have been performed, increases or decreases in the fair value of relevant balance sheet amounts will likely result in adjustments to the balance sheet and/or statement of operations. There can be no assurance that the final determination will not result in material changes.

HRB and GWFH expect to incur significant costs associated with integrating the combined company’s businesses. The pro forma financial statements do not reflect the cost or benefit that may result from synergies that may be derived from any integration activities and does not purport to project the future financial condition and results of operations of the combined company.

Hampton Roads Bankshares, Inc. and Gateway Financial Holdings, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of September 30, 2008

(in thousands)	Hampton Roads Bankshares Historical	Gateway Financial Holdings Historical	Pro Forma Adjustments	Pro Forma Combined
Assets
Cash and cash equivalents	$19,524	$129,936	$(5,345)	$144,115
Total investment securities	41,909	138,262	—	180,171
Total gross loans	796,875	1,843,091	(30,965)
			4,725
			(11,064)	2,602,662
Loan loss reserves	(8,692)	(22,783)	11,064	(20,411)

Net loans	788,183	1,820,308	(26,240)	2,582,251
Goodwill	22,186	46,006	(9,317)	58,875
Core deposit and other intangibles	8,911	4,606	1,473	14,990

Total intangibles	31,097	50,612	(7,844)	73,865
OREO	1,127	3,089	—	4,216
Deferred tax assets	778	4,918	813	6,509
Other assets	35,207	132,559	500	168,266

Total assets	$917,825	$2,279,684	$(38,116)	$3,159,393

Liabilities
Deposits	$675,399	$1,834,324	$15,430	$2,525,153
Other borrowings	127,263	273,850	(30,965)
			(6,410)	363,738
Other liabilities	6,643	7,966	—	14,609

Total liabilities	809,305	2,116,140	(21,945)	2,903,500
Equity
Common stock	8,263	—	5,326	13,589
Preferred stock	—	60,483	(8,979)	51,504
Capital surplus	74,896	128,121	90,543
			(128,121)	165,439
Retained earnings	25,592	(22,131)	22,131	25,592
Accumulated other comprehensive income (loss)	(231)	(2,929)	2,929	(231)

Total equity	108,520	163,544	(16,171)	255,893

Total liabilities and equity	$917,825	$2,279,684	$(38,116)	$3,159,393

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

Hampton Roads Bankshares, Inc. and Gateway Financial Holdings, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

Year Ended December 31, 2007

(in thousands, except per share data)	Hampton Roads Bankshares Historical	Gateway Financial Holdings Historical	Pro Forma Adjustments	Pro Forma Combined
Interest income	$54,156	$109,559	$(727)	$162,988
Interest expense	21,557	60,474	(6,539)	75,492

Net interest income	32,599	49,085	5,812	87,496
Provision for loan losses	1,159	4,900	—	6,059

Net interest income after provision for loan losses	31,440	44,185	5,812	81,437
Noninterest income	6,840	17,765	—	24,605
Noninterest expense	25,517	44,941	909	71,367

Income before income tax provision	12,763	17,009	4,903	34,675
Income tax provision	4,195	5,990	1,716	11,901

Net income (loss)	4,195	11,019	3,187	22,774
Dividends on preferred stock	—	—	(6,542)	(6,542)

Net income (loss) available to common shareholders	$4,195	$11,019	$(3,355)	$16,232

Per share data:
Net income, basic	$0.66	$0.91		$0.76
Net income, diluted	$0.64	$0.89		$0.73
Cash dividends-common stock	$0.43	$0.29		$0.43
Average common shares outstanding
Basic	12,942,063	11,960,932	(3,439,053)	21,463,942
Diluted	13,367,305	12,346,870	(3,610,207)	22,103,968

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

Hampton Roads Bankshares, Inc. and Gateway Financial Holdings, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

Nine Months Ended September 30, 2008

(in thousands, except per share data)	Hampton Roads Bankshares Historical	Gateway Financial Holdings Historical	Pro Forma Adjustments	Pro Forma Combined
Interest income	$37,999	$89,993	$(545)	$127,447
Interest expense	15,751	48,129	(4,904)	58,976

Net interest income	22,248	41,864	4,359	68,471
Provision for loan losses	1,079	9,200	—	10,279

Net interest income after provision for loan losses	21,169	32,664	4,359	58,192
Noninterest income	6,061	(20,636)	—	(14,575)
Noninterest expense	19,883	43,277	682	63,842

Income before income tax provision	7,347	(31,249)	3,677	(20,225)
Income tax provision	3,152	1,094	1,287	5,533

Net income (loss)	4,195	(32,343)	2,390	(25,758)
Dividends on preferred stock	—	—	(4,906)	(4,906)

Net income (loss) available to common shareholders	$4,195	$(32,343)	$(2,516)	$(30,664)

Per share data:
Net income, basic	$0.40	$(2.70)		$(1.42)
Net income, diluted	$0.39	$(2.70)		$(1.42)
Cash dividends-common stock	$0.33	$0.24		$0.33
Average common shares outstanding
Basic	13,066,816	12,532,031	(4,010,152)	21,588,695
Diluted	13,191,824	12,532,031	(4,135,160)	21,588,695

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

Hampton Roads Bankshares, Inc. and Gateway Financial Holdings, Inc.

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

For the Year Ended December 31, 2007

And As of and For the Nine Months ended September 30, 2008

Note 1. Basis of Presentation

The merger will be accounted for as an acquisition by HRB of GWFH using the purchase method of accounting and, accordingly, the assets and liabilities of GWFH will be recorded at their respective fair values on the date the merger is completed. HRB issued to the shareholders of GWFH, for each share of GWFH’s common stock that they owned, 0.67 shares of HRB’s common stock. The shares of HRB common stock issued to effect the merger are assumed to be recorded at $11.06 per share. This is the average closing sale price on HRB common stock on September 23, 2008, the day on which the merger agreement was signed and the two business days before and after the day on which the merger agreement was signed.

The pro forma financial statements include estimated adjustments to record assets and liabilities of GWFH at their respective fair values. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed.

The final allocation of the purchase price will be determined after the merger is completed and additional analyses are performed to determine the fair values of GWFH’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Changes in the fair value of the assets of GWFH as of the date of the merger will likely change the amount of purchase price allocable to excess purchase price. The further refinement of transaction costs, changes in GWFH’s shareholders’ equity, including net income, between October 1, 2008 and the date of the merger will likely change the amount of excess purchase price recorded. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The pro forma financial statements for the merger are included only as of and for the nine months ended September 30, 2008, and for the year ended December 31, 2007. The unaudited pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2. Adjustments to Equity

The pro forma financial information reflects the issuance of 8,521,879 shares of HRB common stock with an aggregate par value of $5,326,174. The table below provides the calculation of the number of shares issued:

As of September 30, 2008
GWFH common stock outstanding	12,719,222
Exchange ratio	0.67

HRB common stock issued	8,521,879

The pro forma financial statements include adjustments for the estimated fair value of all unexercised GWFH stock options assumed upon the merger in the amount of $1,422,430 and estimated transaction costs in the amount of $5,344,929. These adjustments were included in the purchase price. The final estimate of fair value for the GWFH stock options will be based upon a lattice option pricing model.

Note 3. Purchase Accounting Adjustments

The purchase accounting adjustments included in the pro forma balance sheet include mark-to-market adjustments to loans, land and buildings (included in other assets), time deposits, subordinated debentures, reverse repurchase agreements, short-term borrowings and preferred stock. These adjustments are based on estimated valuations and the adjustments recorded for these assets and liabilities on the merger date could vary significantly from the pro forma adjustments included herein depending on changes in interest rates and the components of the assets and liabilities.

Additional purchase accounting adjustments include a core deposit intangible adjustment, an employment agreement intangible adjustment and a valuation adjustment for the book of business at the insurance company subsidiary. Core deposits are defined as all non-interest bearing deposits and interest-bearing transaction accounts excluding non-core time deposits. The amortization of these identifiable intangible assets in the pro forma statements of operations is assumed to be over the estimated life using a straight line method. A deferred tax asset adjustment related to the net mark-to-market adjustments and the core deposit intangible adjustment was recorded as an increase to the existing deferred tax asset. An analysis to determine if other identifiable intangible assets exist has not yet been completed. Upon completion of this analysis, additional intangible assets may be recorded, which will likely affect the purchase price allocation.

The pro forma balance sheet also includes an adjustment to eliminate the intercompany debt between HRB and GWFH.

The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements:

Purchase price:
GWFH shares exchanged for stock	12,719,222
Exchange ratio	0.67	8,521,879

HRB average price for September 23, 2008 (date of the merger agreement) and the two days before and two days after		$11.06

		94,251,979
Value of preferred shares issued		51,504,064
Value of shares owned by HRB pre merger		194,623
Estimated fair value of GWFH stock options		1,422,430
Estimated merger costs included in purchase price		5,344,929

Purchase price		$152,718,025

Estimated adjustments to reflect fair value of assets acquired and liabilities assumed:
Loans	(4,724,837)
Land and buildings	(500,000)
Subordinate debentures	(23,028,370)
Reverse repurchase agreements	2,076,347
Employment agreement intangible	(1,797,000)
Insurance book of business	(1,000,000)
Core deposit intangible	(3,281,681)
Deferred taxes	799,218
Time deposits	15,429,886
Short-term borrowings	14,542,174	(1,484,263)

GWFH shareholders’ equity	(163,544,000)
GWFH core deposit and other intangibles	4,606,000
GWFH deferred taxes on core deposits and other intangibles	(1,612,100)
GWFH goodwill	46,006,410

GWFH adjusted shareholders’ equity		(114,543,690)

Goodwill		$36,690,072

Note 4. Pro Forma Statements of Income

The pro forma condensed combined statements of income for the nine months ended September 30, 2008 and for the year ended December 31, 2007 include adjustments for the amortization of the estimated core deposit and other intangibles, the estimated amortization or accretion of purchase accounting adjustments made to loans, subordinate debentures, reverse repurchase agreements, time deposits and short-term borrowings, and the related tax effect of all the adjustments.

The adjustments reflected in the pro forma condensed combined statements of income are presented in the accompanying table below:

(in thousands)	Nine Months Ended September 30, 2008	Year Ended December 31, 2007
Amortization of loan premium over 6.50 years	$(545)	$(727)
Amortization of subordinate debenture premium over 27.61 years	(626)	(834)
Amortization of time deposit premium over 3.00 years	3,857	5,143
Amortization of short-term borrowing premium over 8.50 years	1,283	1,711
Amortization of reverse repurchase agreement premium over 4.00 years	390	519
Amortization of core deposit and other intangibles over 3.98 years less seller’s amortization of core deposit and other intangibles.	(682)	(909)

Increase to net income before income taxes	3,676	4,903
Income tax adjustment at 35%	(1,287)	(1,716)

Increase to net income	$2,390	$3,187